UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2020
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of Tricida, Inc.'s (the “Company's”) previously announced restructuring plan, on December 4, 2020 the Company announced that Marc Cobo will depart from his position as Senior Vice President, Finance and Chief Accounting Officer as of the close of business on December 4, 2020. Due to the restructuring, Mr. Cobo will be eligible to receive benefits upon his departure under, and consistent with, our previously disclosed Executive Severance Plan.
In addition, Mr. Cobo has entered into a Consulting Agreement pursuant to which Mr. Cobo agreed to provide finance and accounting services during a transition period. Under the Agreement, Mr. Cobo will be retained as a consultant for up to nine months following his departure. In consideration for the Agreement, Mr. Cobo will be compensated during the consulting period at the gross rate of $300 per hour for up to 40 hours per week. It is intended that all stock options to purchase common stock of the Company or other equity awards that have been granted to Mr. Cobo by the Company prior to his resignation date shall continue to vest during the consulting period.
Mr. Cobo’s departure is not a result of any disagreement with the Company’s independent registered public accounting firm or any member of management on any matter of accounting principles or practices, financial statement disclosures or internal controls.
The Company also announced that Annie Yoshiyama has been promoted to Vice President, Finance and Chief Accounting Officer effective as of December 4, 2020.
Ms. Yoshiyama, age 37, has more than 15 years of experience in corporate accounting, including financial planning and analysis, financial reporting, technical accounting and stock administration. Previously, Ms. Yoshiyama served as Executive Director, Finance for the Company. Prior to joining the Company, Ms. Yoshiyama served as Senior Financial Reporting and Technical Accounting Manager at Dolby Laboratories from September 2008 to June 2018 where she coordinated the quarterly financial reporting process. She started her career in audit at PricewaterhouseCoopers LLP from 2005 to 2008 in the firm's real estate and technology practices. Ms. Yoshiyama holds a Bachelors of Science and a Masters in Accounting from the University of Southern California, and is a licensed Certified Public Accountant.
Ms. Yoshiyama will receive a base salary of $290,000 per year and is eligible for an annual discretionary bonus of up to 30 percent of her base salary. She will also receive a stock option grant for 20,000 shares of Company common stock at an exercise price equal to the fair market value on the date of grant, pursuant to the terms and conditions of the Company's 2018 Equity Incentive Plan. Twenty-five percent of the stock option grant will vest upon the completion of one year of employment and remainder of the grant will vest in successive equal monthly amounts upon completion of each of the next thirty-six months.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2020	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Executive Vice President